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As filed with the Securities and Exchange Commission on June 30, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEXTEL PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1930918 (I.R.S. Employer Identification No.)
4500 Carillon Point Kirkland, Washington 98033 (Address of Principal Executive Offices) (Zip Code)

1999 NONQUALIFIED STOCK OPTION PLAN, AS AMENDED
(Full title of the plan)

Donald J. Manning, Esq.
Vice President, General Counsel and Secretary
4500 Carillon Point
Kirkland, Washington 98033
(Name and address of agent for service)

(425) 576-3600
(Telephone number, including area code, of agent for service)

Copies to:

Laura A. Bertin, Esq.
Summit Law Group, PLLC
315 Fifth Avenue South, Suite 1000
Seattle, Washington 98104

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (3)

Class A Common Stock, $.001 par value per share	6,000,000	$15.87	$95,220,000	$12,065

(1)
Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the registrant's 1999 Nonqualified Stock Option Plan, as amended, as the result of any future stock split, stock dividend or similar adjustment to the registrant's outstanding Class A Common Stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low sales price of the Class A Common Stock on June 23, 2004 as reported on the Nasdaq National Market.

(3)
A registration fee of $57,500 was previously paid in connection with the registration statement on Form S-3 (No. 333-68296) originally filed on August 24, 2001 and withdrawn on July 24, 2002. Thus, pursuant to Rule 457(b) under the Securities Act, the remainder of the filing fee of $57,500 previously paid by the registrant may be applied to the total filing fee of $12,065 for this registration statement. As a result, no filing fee is due in connection with this filing.

STATEMENT UNDER GENERAL INSTRUCTION E—

REGISTRATION OF

ADDITIONAL SECURITIES AND INCORPORATION BY REFERENCE

        This Registration Statement registers 6,000,000 additional shares of the registrant's Class A Common Stock authorized for issuance under the registrant's 1999 Nonqualified Stock Option Plan, as amended, as a result of an amendment increasing the number of authorized shares available for issuance thereunder, which was approved by the stockholders of the registrant at its annual meeting on May 18, 2004. Accordingly, the contents of the previous Registration Statements on Form S-8 (File No. 333-34724 and File No. 333-99017), including any amendments thereto or filings incorporated therein, are incorporated by reference into this Registration Statement, including periodic reports that the registrant filed after such Registration Statements on Form S-8 were filed to maintain current information about the registrant. The reports the registrant has most recently filed are listed below:

(a)    The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission (the "Commission") on March 15, 2004, including portions of the registrant's definitive Proxy Statement for the 2004 Annual Meeting of Shareholders incorporated therein by reference; and

(b)    All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the registrant's Annual Report referred to in (a) above.

        All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold, or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

        Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein or contained in this Registration Statement shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

Exhibit Number	Exhibit
5.1	Opinion of Summit Law Group, PLLC
23.1	Consent of Summit Law Group, PLLC (see Exhibit 5.1)
23.2*	Consent of Arthur Andersen LLP
23.3	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (see signature page)
99.1	1999 Nonqualified Stock Option Plan, as amended

*    The registrant is unable to obtain the consent of Arthur Andersen LLP to the incorporation by reference into this Registration Statement on Form S-8 of its audit reports with respect to the registrant's financial statements as of and for the fiscal years ended December 31, 2001 and 2000. The registrant has therefore dispensed with the requirement to file such written consent in reliance on Rule 437a of the Securities Act. Because Arthur Andersen LLP has not consented to the inclusion of their reports included or made a part of this Registration Statement, securityholders will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on the 30th day of June, 2004.

NEXTEL PARTNERS, INC. (Registrant)
By:	/s/ JOHN CHAPPLE John Chapple President, Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints John Chapple and Barry Rowan, or either of them, his true and lawful attorney-in-fact and agent, with the power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and his agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 30th day of June, 2004.

SIGNATURE	TITLE
/s/ JOHN CHAPPLE John Chapple	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ BARRY ROWAN Barry Rowan	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
/s/ LINDA ALLEN Linda Allen	Chief Accounting Officer and Assistant Treasurer (Principal Accounting Officer)
Timothy Donahue	Director
/s/ JAMES N. PERRY, JR. James N. Perry, Jr.	Director
Dennis M. Weibling	Director
/s/ STEVEN B. DODGE Steven B. Dodge	Director
/s/ CAROLINE H. RAPKING Caroline H. Rapking	Director
Adam Aron	Director

EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Opinion of Summit Law Group, PLLC
23.1	Consent of Summit Law Group, PLLC (see Exhibit 5.1)
23.2*	Consent of Arthur Andersen LLP
23.3	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (see signature page)
99.1	1999 Nonqualified Stock Option Plan, as amended

*    The registrant is unable to obtain the consent of Arthur Andersen LLP to the incorporation by reference into this Registration Statement on Form S-8 of its audit reports with respect to the registrant's financial statements as of and for the fiscal years ended December 31, 2001 and 2000. The registrant has therefore dispensed with the requirement to file such written consent in reliance on Rule 437a of the Securities Act. Because Arthur Andersen LLP has not consented to the inclusion of their reports included or made a part of this Registration Statement, securityholders will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

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STATEMENT UNDER GENERAL INSTRUCTION E— REGISTRATION OF ADDITIONAL SECURITIES AND INCORPORATION BY REFERENCE
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  ITEM 8. EXHIBITS.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX